POWER OF ATTORNEY



     We, the undersigned officers and directors of Crompton & Knowles Corporation, hereby severally constitute and appoint Vincent A. Calarco, Charles J. Marsden, and John T. Ferguson II, and each of them severally, our true and lawful attorneys or attorney, with full power to them and each of them to execute for us, and in our names in the capacities indicated below, and to file with the Securities and Exchange Commission the Annual Report on Form 10-K of Crompton & Knowles Corporation for the fiscal year ended December 30, 1995, and any and all amendments thereto.

     IN WITNESS WHEREOF, we have signed this Power of Attorney in the capacities indicated on January 23, 1996.

Signature               Title                Signature          Title

Principal Executive
Officer:
                        Chairman of the
                        Board, President,     /s/Robert A. Fox    Director
/s/Vincent A. Calarco   CEO and Director         Robert A. Fox
   Vincent A. Calarco


Principal Financial                           /s/Roger L. Headrick  Director
   Officer:                                     Roger L. Headrick

                        Vice President
/s/Charles J. Marsden   Finance and Director /s/Leo I. Higdon, Jr.  Director
   Charles J. Marsden                           Leo I. Higdon, Jr.

Principal Accounting
Officer:                                      /s/Michael W. Huber    Director
                                                Michael W. Huber
/s/Peter Barna         Treasurer
   Peter Barna                               /s/C.A. Piccolo         Director
                                               C.A. Piccolo

/s/ James A. Bitonti   Director             /s/Patricia K Woolf     Director
    James A. Bitonti                           Patricia K. Woolf